FOR IMMEDIATE RELEASE

Contact: Tom Hoyer Executive Vice President, Chief Financial Officer (954) 759-6991	John Scherer Vice President, Treasurer (954) 760-6556

NATIONSRENT FIRST QUARTER 2005 CONFERENCE CALL
SUPPLEMENTAL INFORMATION

FORT LAUDERDALE, Florida – May 24, 2005 – As announced on May 17, 2005, NationsRent Companies, Inc. will hold a conference call to discuss its first quarter financial results and general business conditions on Wednesday, May 25, 2005 at 2:00 p.m. Eastern Time (ET). The Company filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2005 with the Securities and Exchange Commission on May 16, 2005.

The conference call will include a discussion of EBITDA, which is a non-GAAP financial measure of operating cash flow. The table below provides reconciliation between net income and EBITDA for the periods indicated:

                       Non-GAAP Disclosure Reconciliation
                       ----------------------------------
                                 ($ as Millions)

                                                Three Months Ended
                                                  March 31,
                                                ------------------
                                                2005         2004
                                                ----         ----

Net Income (loss)                              $(12.8)      $  (20.3)

Reorganization items, net                        (0.2)           -

Rental equipment depreciation                    30.5           28.9

Non-rental equipment depreciation
  and amortization                                1.9            2.2

Non-cash restricted stock amortization            0.2            1.6

Interest expense                                  7.8            7.6

Provision for income taxes                         -              -
                                              ---------     ----------
EBITDA                                         $  27.4      $   20.0
                                              ---------     ----------

Management believes that earnings before interest, taxes, depreciation and amortization, and other non-cash items ("EBITDA") is relevant and useful information which is commonly used by analysts, investors and other interested parties. EBITDA is presented to provide additional information regarding our ability to meet our future debt service obligations, capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with Generally Accepted Accounting Principles ("GAAP") or as a measure of our profitability or liquidity. EBITDA excludes components that are significant in understanding and assessing our results of operations, cash flows and liquidity. In addition, EBITDA is not a term defined by GAAP and, as a result, might not be comparable to similarly titled measures used by other companies.

The conference call information is:

Date: Wednesday, May 25, 2005
Time: 2:00 p.m. (ET)
Dial-In Number: (800) 218-0713

Replays of the conference call can be accessed from 4:00 p.m. (ET) on May 25, 2005 through 11:59 p.m. (ET) June 25, 2005, by dialing (800) 405-2236 plus the pass code 11030569#.

NationsRent is headquartered in Fort Lauderdale, Florida, and is one of the country's leading full service equipment solutions providers and operates 267 locations (including 100 at Lowe’s Home Improvement locations) in 26 states. NationsRent stores offer a broad range of high-quality construction equipment with a focus on superior customer service at affordable prices with convenient locations in major metropolitan markets throughout the U.S. More information is available at http://www.nationsrent.com.

All statements other than statements of historical fact included in this news release regarding the Company's financial condition, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors that include, but are not limited to, risks associated with the company's high degree of leverage, management's ability to successfully execute its business strategy, competition in the equipment rental industry, the economy in general or construction spending in particular, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company has no current intention or obligation to update these forward-looking statements, even if its situation or expectations change in the future.